UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2007

Commission File Number 0-27958

FLANDERS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	13-3368271
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2399 26th Avenue North, St. Petersburg, Florida	33713
(Address of principal executive offices)	(Zip Code)

(727) 822-4411

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and financial conditions

Attached as an exhibit is the Company’s press release regarding

“Flanders Q2 Earnings”

The information in this report is being furnished under Item 2.02 “Results of Operations and Financial Condition” of Form 8-K. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

August 1, 2007

FLANDERS CORPORATION

By:  /s/

Steven K. Clark

Steven K. Clark

Chief Executive Officer

EXHIBIT INDEX

99.1	Flanders Q2 Earnings

Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Flanders Q2 Earnings

St. Petersburg, Florida, August 1,  2007 – Flanders Corporation (NASDAQ:FLDR), today announced its results for the second quarter ended June 30, 2007.  Earnings were $802 thousand or $.03 per share, compared to $2.5 million, or $0.10 per share, for the second quarter ended June 30, 2006.  Revenues for the quarter were $64.3 million, up 5.8% from $60.8 million for the second quarter ended June 30, 2006.

Our top line grew by 5% during the quarter  based on our success in marketing our Arm and Hammer premier plus air filter and additional growth in our industrial sector.  We continue to gain market share and believe that our  product development could drive market expansion.  Increased volume, automation, and completion of our planned initiatives could lead to increased profitability.

Gross margin declined this quarter due to losses incurred in our high end filter division due to increased metal costs.  We now have in place a metal surcharge to mitigate future metal price increases.  In addition, the cost of metal negatively impacted the cost of expanded metal which impacted the gross margin on all pleated filters.  In-bound shipping costs increased due to increased fuel costs.  This impacted not only the costs of raw material but all intra-company freight costs.  The product mix has shifted towards lower margin items.  The success of the nested flat panel filter continues to have a negative impact on product mix and consequently gross margins.  Gross margins have also decreased due to the start up of three new plants in Clarkton, North Carolina, Dallas, Texas and Matamoros, Mexico.  The new production lines for Power Saver Media™ had a positive impact during the last month of the quarter.  The plants could start making a positive impact on gross margins during the third quarter.

We are continuing to execute our cost reduction program, plant efficiency initiatives, plant realignment, expansion of operations in Matamoros, Mexico and the sale of various direct sales offices. These initiatives are anticipated to be completed during the third quarter.  Each may have a positive impact on gross margins and bottom line results.

Flanders/Air Seal has recently moved into a new 51,000 sq. ft. facility in Rosenberg, Texas.  This facility offers 45,000 sq. ft. of manufacturing space, a 2,000 sq. ft. paint booth and 4,000 sq. ft. of office space.  A new 10-ton overhead crane runs the length of the manufacturing facility.  The goal of the new facility is to allow customers to receive maximum customer support and top of the line custom-built air handlers in a more expedient manner.

Additionally, due to the fire in Bartow, Florida, Flanders has secured 230,000 square feet of additional warehouse space in the Bartow/Lake Wales, Florida area.   The first high-speed production line to the new facility was delivered on Monday July 30th, and should be operational  shortly.  The Company will also take delivery of three additional  high-speed lines which are scheduled for delivery during the month of August.  Additional equipment will be positioned in Bartow during the next three to four weeks to avoid additional shipping costs.  The plant could be functional within the next 90 days.

We are in the process of addressing the loss of the Bartow plant due to fire.  Temporarily, the Company has moved Florida orders to other facilities.  The orders are being handled by three plants, Washington, NC; Smithfield, NC; and Clarkton, NC. In order to maintain the core staff in Bartow, Florida, the Company has temporarily relocated 60 key employees into Clarkton, NC. The Bartow Annex is available for making limited shipments.

In addition to securing new locations, management met with representatives from several key agencies, including the City of Bartow, Polk Works, and the Economic Development Council of Central Florida. In addition the Company met  with the Polk County Unemployment Agency and Children and Family Services to arrange resources for our employees.  A call number was established for employees to update them on the situation as well as resources available to them.  The Company is  committed to utilitizing the resources available to fast track setting up temporary operations and minimize the loss for our employees and curtail delivery delays for our customers.

Conference Call

A conference call with investors, analysts and other interested parties is scheduled for 11:00 a.m. EDT on Thursday, August 2, 2007, to discuss 2007 second quarter operating results.   People wishing to participate in the conference call should dial 800-865-4415.

Selected Operations Data (all but per share data in Millions)	Q2 2007	Q2 2006
Net sales	$ 64.3	$ 60.8
Gross profit	11.6	13.8
Operating expenses	11.1	11.2
Operating income	.5	2.6
Earnings before income taxes and extraordinary item	.5	2.5
Extraordinary item	.5	.9
Net earnings	$ .8	$ 2.5
Net earnings per share: Basic	$ 0.03	$ 0.10
Diluted	$ 0.03	$ 0.09
Common shares outstanding: Basic	26.7	26.3
Diluted	27.6	28.0

Selected Balance Sheet Data (in Millions)	6/30/2007	12/31/2006
Working capital	$ 64.3	$ 68.0
Total assets	215.4	207.1
Long-term obligations, including current maturities	35.2	42.9
Total shareholders’ equity	109.6	107.4

Flanders is a leading air filtration products manufacturer.  Flanders' products are utilized by many industries, including those associated with commercial and residential heating, ventilation and air conditioning systems, semiconductor manufacturing, ultra-pure materials, biotechnology, pharmaceuticals, synthetics, nuclear power and nuclear materials processing.

This press release contains forward-looking statements that are inherently subject to risk.  These forward-looking statements are not intended to be promises or predictions of the future and may be affected by a number of factors that may change the currently anticipated outcome.  These factors include market acceptance of Flanders’ products, competition in the marketplace for Flanders' products, the success of retailers and distributors through which Flanders sells its products, Flanders' ability to contain costs and maintain production and efficiency with a reduced workforce, a determination by potential Flanders customers that the higher cost of its high-end filtration systems can be justified for general application, Flanders’ ability to successfully retrofit existing buildings with effective sophisticated filtering and air handling systems, the ability to increase its high end containment products for commercial and governmental settings, the success of Flanders CSD (Flanders Complete Services Division), the ability to continue implementation of vertical integration of our raw material supplies and the  development of increased demand for its high-end products.  Many of these factors are not within Flanders’ control.  These factors, and others, are discussed in Flanders’ periodic reports filed with the Securities and Exchange Commission and should be reviewed by the reader of this press release.

For further information on Flanders and its products, visit its web site at http://www.flanderscorp.com/ or contact Steven Clark at (727) 822-4411.